Exhibit 99.1

For Immediate Release:	Contact:	Howard Green
SVP of Corporate Development
(914) 921-7729

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Results for the Fourth Quarter
and Year Ended December 31, 2019

-	Fourth quarter net income was 5% higher at $24.4 million vs. $23.3 million a year ago
-	Fully diluted fourth quarter earnings were 12% higher at $0.91 per share versus $0.81 per share a year ago
-	December 31, 2019 AUM was $36.5 billion, up 6% from $34.4 billion at December 31, 2018

Rye, New York, February 4, 2020 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported its operating results for the quarter ended December 31, 2019.
Past and Future - Giving Back to Society

Since the inception of GAMCO’s shareholder designated charitable contribution (“SDCC”) program in 2013, shareholders have designated contributions of approximately $27 million to over 150 501(c)(3) initiatives. As a result of the board of director’s most recent SDCC approval, $4.5 million was designated by shareholders to 501(c)(3) organizations in November. This program underscores our commitment to managing socially responsible portfolios since 1987, which has evolved to include integrating ESG (environmental, social, and governance) factors into the analysis of companies and the structuring of portfolios.

Including the current year’s SDCC, approximately $57 million will have been donated to charities by GAMCO, including through our SDCC program, since our initial public offering in February 1999.

Financial Highlights (Unaudited)
	Three Months Ended			Year Ended
(In thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

U.S. GAAP Basis
Revenues	$86,280	$75,345	$80,977	$312,368	$341,455
Operating income	33,043	29,568	52,458	117,984	186,787
Net income	24,382	13,626	23,337	81,917	117,196
Diluted earnings per common share (a)	$0.91	$0.50	$0.81	$2.98	$4.07
Weighted average diluted shares outstanding	26,892	27,093	28,636	27,479	28,777
Shares outstanding	27,380	27,548	28,982	27,380	28,982

Assets Under Management
AUM - average (in millions)	$35,940	$35,997	$37,405	$36,443	$40,349
AUM - end of period (in millions)	36,475	35,692	34,354	36,475	34,354

(a) CEO waivers of compensation bolstered earnings by $0.26 per share in the December 31, 2019 quarter, by $0.12 per share in the September 30,
2019 quarter, by $0.40 per share in the December 31, 2018 quarter, by $0.75 per share in 2019, and by $1.49 in 2018.

Revenues

-	Total revenues for the fourth quarter of 2019 were $86.3 million compared with $81.0 million in the fourth quarter of 2018.

-	Investment advisory fees were $78.2 million in the fourth quarter of 2019 versus $72.0 million in the fourth quarter of 2018:
-	Open-end and closed-end fund revenues were $43.6 million compared to $45.6 million in the fourth quarter of 2018.
-
Institutional and Private Wealth Management revenues, which are generally billed on portfolio values at the beginning of the quarter, were $19.4 million compared to $23.7 million in the year ago quarter.

-	SICAV revenues were $1.5 million versus $1.4 million in last year’s fourth quarter.
-	Incentive fees earned were $13.7 million as compared to $1.3 million in the prior year quarter.

-	Distribution fees from our open-end equity funds and other income were $8.1 million for the quarter versus $9.0 million in 2018.

-	Total revenues for 2019 were $312.4 million compared with $341.5 million in 2018.

Operating Income

For the quarter, operating income was $33.0 million versus $52.5 million in the year ago quarter. Waivers of CEO compensation bolstered operating income in the fourth quarter of 2019 by $9.1 million and by $15.0 million in the fourth quarter of 2018. Amortization of deferred compensation, a non-cash charge reflecting the change in the GBL share price, reduced operating income by $2.7 million in the fourth quarter of 2019 versus increasing the operating income by $8.8 million in the fourth quarter of 2018.

For 2019, operating income was $118.0 million, benefiting from $27.2 million of CEO compensation waivers offset by $19.3 million of deferred compensation amortization, a non-cash charge which includes the impact of the change in GBL share price. Operating income for 2018 was $186.8 million, inclusive of a $56.5 million benefit from CEO compensation waivers and after deferred compensation amortization of $3.6 million.

Non-Operating Income

Mark to market investment losses were $2.0 million in the fourth quarter of 2019 versus $21.8 million in the fourth quarter of 2018. Interest expense remained the same at $0.6 million in each period.

For the year, mark to market investment losses were $9.3 million in 2019 versus $32.1 million in 2018. Interest expense was lower at $2.6 million in 2019 compared to $3.5 million in 2018.

Income Taxes

GAMCO’s effective tax rate for the quarter ended December 31, 2019 was 21.6% versus 23.8% for the quarter ended December 31, 2018 due to timing differences of reversals in the periods.

GAMCO’s effective tax rate for 2019 was 24.6% versus 24.2% for 2018.

 Business Highlights

-        As of the November 15, 2019 record date for the SDCC Program, approximately 82% of all shares were registered and eligible to designate a total of $4.5 million in contributions ($0.20 per share) to be paid in 2020.

-      Our 43rd Annual Automotive Symposium took place on November 4 in Las Vegas, Nevada. The meeting featured presentations by senior management of several leading automotive companies with an emphasis on industry dynamics, technical innovation, EV, and macroeconomic trends.

-      The Gabelli Dividend & Income Trust (NYSE: GDV) successfully completed its first transferable rights offering on November 18. GDV issued 8.2 million common shares for gross proceeds of $165 million.

-      Gabelli Funds and Columbia Business School’s Healthcare and Pharmaceutical Management Program co-hosted a symposium at the Paley Center for Media entitled Healthcare at a Crossroads: What’s the Path Forward? on November 22. The symposium topics included the potential impact of the 2020 election on healthcare access and coverage, drug pricing, and leveraging data and technology to transform care.

-       The Gabelli Equity Trust Inc. (NYSE: GAB) completed a $100 million offering of 5.00% Series K Cumulative Preferred Stock on December 16. The Series K Preferred is perpetual, non-callable for five years, and was issued with a liquidation preference of $25 per share.

-       The Gabelli Multimedia Trust Inc. (NYSE: GGT) successfully completed the issuance of $50 million of Series G Cumulative Preferred Stock on December 20. The Series G Preferred is perpetual, non-callable for five years, and was issued with a liquidation preference of $25 per share.

Balance Sheet

GAMCO ended the quarter with cash and investments of $120.4 million, debt of $24.2 million, and $34.0 million of deferred compensation payable, net of tax.

Returns to Shareholders

GAMCO paid $0.5 million in dividends during the fourth quarter of 2019 and purchased 154,176 shares at an average price of $17.80 per share, or $2.7 million in total. Since our initial public offering in February 1999, we have returned $2.0 billion to shareholders consisting of $1.0 billion of spin-offs (valued at the time of the spin-offs), $495.6 million in the form of dividends, and $501.1 million through stock buybacks of approximately 12.6 million shares.

On February 4, 2020, GAMCO’s board of directors declared a regular quarterly dividend of $0.02 per share, which is payable on March 31, 2020 to class A and class B shareholders of record on March 17, 2020.

About GAMCO Investors, Inc.
Since inception in 1977, GAMCO has been identified with its research driven approach to equity investing and Private Market Value (PMV) with a CatalystTM investment approach.

GAMCO conducts its investment advisory business principally through two subsidiaries, which are registered investment advisors: Gabelli Funds, LLC (open-end and closed-end funds) and GAMCO Asset Management Inc. (Institutional and Private Wealth Management).

GAMCO provides investment advisory services through 24 open-end funds, 16 closed-end funds, a SICAV and approximately 1,700 institutional and private wealth management accounts, principally in the U.S. The investments are generally in value, growth, non-market correlated, and convertible securities.

Table I: Assets Under Management and Fund Flows - 4th Quarter 2019 (in millions)
				Fund
		Market		distributions,
	September 30,	appreciation/	Net cash	net of	December 31,
	2019	(depreciation)	flows	reinvestments	2019
Equities:
Open-end Funds	$10,568	$559	$(588)	$(58)	$10,481
Closed-end Funds	7,476	437	227	(135)	8,005
Institutional & PWM (a)	14,159	872	(466)	-	14,565
SICAV	550	25	19	-	594
Total Equities	32,753	1,893	(808)	(193)	33,645
Fixed Income:
100% U.S. Treasury Fund	2,921	13	(124)	-	2,810
Institutional & PWM	18	-	2	-	20
Total Fixed Income	2,939	13	(122)	-	2,830
Total Assets Under Management	$35,692	$1,906	$(930)	$(193)	$36,475

(a) Includes $237 and $215 of 100% U.S. Treasury Fund AUM at September 30, 2019 and December 31, 2019, respectively.

Table II
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Investment advisory and incentive fees	$78,197	$72,035	$279,090	$302,651
Distribution fees and other income	8,083	8,942	33,278	38,804
Total revenues	86,280	80,977	312,368	341,455

Compensation costs (a)	33,165	11,304	123,528	83,768
Management fee expense (a)	1,661	1,449	9,963	9,014
Distribution costs	8,680	9,319	34,226	39,194
Other operating expenses	9,731	6,447	26,667	22,692
Total expenses	53,237	28,519	194,384	154,668

Operating income	33,043	52,458	117,984	186,787

Investment income / (loss)	(1,307)	(16,391)	(2,217)	(22,932)
Interest expense	(647)	(644)	(2,609)	(3,525)
Shareholder-designated contribution	-	(4,787)	(4,500)	(5,671)
Non-operating income / (loss)	(1,954)	(21,822)	(9,326)	(32,128)

Income before income taxes	31,089	30,636	108,658	154,659
Provision for income taxes	6,707	7,299	26,741	37,463
Net income	$24,382	$23,337	$81,917	$117,196

Net income:
Basic	$0.91	$0.82	$2.99	$4.08
Diluted	$0.91	$0.81	$2.98	$4.07

Weighted average shares outstanding:
Basic	26,801	28,611	27,407	28,744
Diluted	26,892	28,636	27,479	28,777

Actual shares outstanding (b)	27,380	28,982	27,380	28,982

(a) CEO waiver reduced compensation costs by $7,154, $13,063, $23,010, and $46,607, respectively and management fee expense by $1,928, $1,902, $4,219, and $9,889, respectively.
(b) Includes 661, 428, 661, and 428 of RSAs, respectively.

Table III
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except per share data)

	December 31,	December 31,
	2019	2018

ASSETS
Cash and cash equivalents	$86,136	$41,202
Investments in securities	34,273	33,789
Receivable from brokers	989	3,423
Other receivables	41,557	31,135
Deferred tax asset and income tax receivable	16,574	15,001
Other assets	10,542	10,062
Total assets	$190,071	$134,612

LIABILITIES AND STOCKHOLDERS' EQUITY
Payable to brokers	$-	$112
Income taxes payable and deferred tax liabilities	942	2,388
Compensation payable (a)	64,279	60,408
Accrued expenses and other liabilities	45,942	37,926
Sub-total	111,163	100,834
5.875% Senior Notes (due June 1, 2021)	24,191	24,168
Total liabilities	135,354	125,002

Stockholders' equity	54,717	9,610

Total liabilities and stockholders' equity	$190,071	$134,612

(a) Excludes $11.3 million of Deferred Cash Compensation Agreements ("DCCAs") expense that was not yet recorded under GAAP as of December 31, 2018.

Non-GAAP information and reconciliation:

Management believes the use of non-GAAP measures provides relevant information to allow investors to view operating trends, perform analytical comparisons and benchmark performance between periods for its core operating results. Management uses non-GAAP measures in its financial, investing and operational decision-making process, for internal reporting and as part of its forecasting and budgeting processes. GAMCO’s calculation of non-GAAP measures may not be comparable to other companies due to potential differences between companies in the method of calculation. Non-GAAP measures should not be considered a substitute for related U.S. GAAP measures.

The following tables reconcile the U.S. GAAP basis amounts, as reported, to the non-GAAP measures:

	Three Months Ended			Year Ended
(Unaudited) (In thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Net income, U.S. GAAP basis	$24,382	$13,626	$23,337	$81,917	$117,196
Impact of DCCAs on expenses and taxes (a):
Compensation costs	1,660	2,568	(10,214)	14,791	(3,567)
Management fee expense	1,030	1,030	1,449	4,538	7,197
Provision for income taxes	(646)	(864)	2,191	(4,639)	(907)
Total impact of DCCAs on expenses and taxes	2,044	2,734	(6,574)	14,690	2,723
Net income, as adjusted	$26,426	$16,360	$16,763	$96,607	$119,919

Per fully diluted share:
Net income, U.S. GAAP basis	$0.91	$0.50	$0.81	$2.98	$4.07
Impact of DCCAs	$0.08	$0.10	$(0.22)	$0.54	$0.10
Net income, as adjusted	$0.99	$0.60	$0.59	$3.52	$4.17

(a) The non-GAAP adjustments relate to multiple DCCAs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, the effects of the Tax Cuts and Jobs Act, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations, and the ongoing impacts of the Tax Cuts and Jobs Act with respect to tax rates and the non-deductibility of certain portions of named executive officer compensation. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Annual Report on Form 10-K and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.